UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008
Orion Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

1204 Pilgrim Road, Plymouth, Wisconsin 53073
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Eckhart G. Grohmann retired from the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”), effective at the conclusion of the Company’s 2008 annual shareholders’ meeting held on September 10, 2008.
          The Board appointed Mr. Roland G. Stephenson as a director of the Company on September 10, 2008 to fill the vacancy on the Board created by Mr. Grohmann’s retirement. Mr. Stephenson is the President and Chief Executive Officer and a significant shareholder of Faith Technologies, Inc., a national electrical contractor firm based in Appleton, Wisconsin (“Faith Technologies”). The Board has not yet determined which committees of the Board Mr. Stephenson will be asked to join.
          During the Company’s fiscal 2008, the Company paid Faith Technologies approximately $365,000 for electrical contractor services, and Faith Technologies paid the Company approximately $230,000 for products.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 15, 2008

ORION ENERGY SYSTEMS, INC.
By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
President and CEO